Exhibit 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Lunn Industries, Inc. on Form S-4 (File No. ) of our report dated April 4, 1996, on our audits of the consolidated financial statements of Lunn Industries, Inc. as of December 31, 1995 and for the years ended December 31, 1995 and 1994, which report is included in the Annual Report on Form 10-KSB.

                                                        COOPERS & LYBRAND L.L.P.


Melville, New York
June 11, 1997
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